GLENBROOK LIFE AND ANNUITY COMPANY
              GLENBROOK LIFE AND ANNUITY COMPANY SEPARATE ACCOUNT A
                   SUPPLEMENT, DATED SEPTEMBER 6, 2002, TO THE
      AIM LIFETIME PLUS (SM) VARIABLE ANNUITY PROSPECTUS DATED MAY 1, 2002

The purpose of this supplement is to make a change in the above-referenced prospectus for the AIM Lifetime Plus (SM) Variable Annuity of contracts ("Contracts") offered by Glenbrook Life and Annuity Company. Please read this supplement carefully and retain it for future reference. This supplement is not valid unless it is accompanied or preceded by a current prospectus for the Contracts. The terms we use in this supplement have the same meanings as in the prospectus for the Contracts.

Effective September 30, 2002, the following change is made in the section "Investment Alternatives: The Variable Sub-Account" in the above referenced variable annuity prospectuses.

To change and replace in its entirety:


From:
AIM V.I. Core Equity Fund Growth of Capital of Capital with a secondary objective of current income

To:
AIM V.I. Core Equity Fund  Growth of Capital